             SCHEDULE 14A INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             TCC Industries, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                     Walter A. DeRoeck and Robert Thomajan
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                TCC INDUSTRIES
                            SHAREHOLDERS COMMITTEE
                      1301 CAPITOL OF TEXAS HIGHWAY SOUTH
                                  SUITE B125
                              AUSTIN, TEXAS 78746


                                  May 2, 1997

Dear Fellow Shareholder:

We are writing to inform you that a leading independent advisory firm, Institutional Shareholder Services, Inc. (ISS), has prepared a detailed analysis of the current situation at TCC and HAS RECOMMENDED THAT TCC INDUSTRIES SHAREHOLDERS VOTE THE COMMITTEE'S GOLD CARD TO ELECT OUR TWO NOMINEES.

Based in Bethesda Maryland, ISS advises their clients, institutional investors such as banks, pension funds and money managers, on issues presented for shareholder approval.

Since ISS is experienced in making these types of reviews and recommendations, we thought their analysis might be of benefit to you in reaching your decision. A copy of the ISS report is included.

The ISS report, starting on page 11, says, "ISS believes that adequate time has passed for TCC's current management to improve shareholder value. Over the past five years, the company has effected a number of strategic decisions, all of which have failed to improve the company's performance..."

The report continues, "We therefore conclude that a board shakeup is needed. Although the Committee will only control two out of six board seats, we believe it has relevant experience to contribute to the company's business operations. Their nominees' election will serve to put pressure on the board to act on shareholders' behalf..."

ISS concludes, "We advise shareholders to complete the dissident GOLD proxy card, voting FOR the dissident nominees..."

We hope you will take a few minutes to read the ISS report and vote the GOLD card.

If you are a registered holder, we have included a photocopy of a GOLD card which you can fax back to us at (512) 329-5565. If you are a "street name" holder, only your brokerage firm or custodial bank can vote your shares. Please contact the person responsible for your account today and request to vote a GOLD proxy. If you have questions or need another card, please contact MacKenzie Partners, Inc. toll-free at (800) 322-2885.

We thank you for taking an interest in this election and appreciate your support of the Committee and its goals--your vote will determine the outcome.

Walter A. DeRoeck                               Robert Thomajan

                        INSTITUTIONAL
                        SHAREHOLDER
[LOGO APPEARS HERE]     SERVICES(SM)

-------------------------------------------------------------------------------
Proxy Contest:                                              TCC INDUSTRIES, INC.

   TEL (NYSE)

   Annual Meeting: May 7, 1997

   Record Date: March 12, 1997

   Security ID: 872254107 (CUSIP)


------------------------------------------------------------------------------
                                MEETING AGENDA
------------------------------------------------------------------------------
Item    Code    Management Proposals (WHITE Card)       Mgt. Rec.     ISS Rec.
------------------------------------------------------------------------------
[ ]1    M0201   Elect Directors                            For        WITHHOLD
------------------------------------------------------------------------------
[ ]2    M0101   Ratify Auditors                            For           FOR
------------------------------------------------------------------------------
Item    Code    Dissident Proposals (GOLD Card)         Dis. Rec.     ISS REC.
------------------------------------------------------------------------------
[ ]1    M0225   Elect Directors (Opposition Slate)         For           FOR
------------------------------------------------------------------------------
[ ]2    M0101   Ratify Auditors                            For           FOR
------------------------------------------------------------------------------

   *If you wish to follow ISS's revised vote recommendation, use the dissident GOLD proxy card to vote FOR the dissident nominees and FOR the reappointment of the auditors. A later dated GOLD proxy card will supersede any earlier vote on management's WHITE proxy card. Discard management's WHITE proxy card.

------------------------------------------------------------------------------------
TCC Industries, Inc. . April 29, 1997    (C)1997, Institutional Shareholder Services
KELLY CREAN, SENIOR ANALYST                                      Phone: 301/718-2255

INSTITUTIONAL
SHAREHOLDER
SERVICES                                                                PAGE 2
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                               FINANCIAL SUMMARY
-------------------------------------------------------------------------------
INCOME STATEMENT SUMMARY ($ in millions except per share data)
-------------------------------------------------------------------------------
                                      1994        1995        1996       ACG*
                                      ----        ----        ----       ---
Revenue                             $23.06      $19.27      $20.00      -6.9%

Net Income                           -0.08       -0.09       -1.54     346.6%

EPS (Primary)                        -0.03       -0.03       -0.56     332.0%

Dividends per share                     NA          NA          NA        NMF

Calendar year-end stock price        $2.62       $2.00     $1.50**

Dividends paid since:NA

___________________________
*Annual Compound Growth
**Current Price (as of April 29, 1997)
Fiscal Year Ended: December 31
Source: Company Annual Report

-------------------------------------------------------------------------------
PERFORMANCE SUMMARY
-------------------------------------------------------------------------------
                                                1-Year       3-Year     5-Year
                                                ------       ------     ------
Total shareholder returns, company              -18.8%       -16.1%      21.1%

Total shareholder returns, index                 20.3%        16.7%      12.2%

Total shareholder returns, peer group            14.8%        11.9%      13.8%

___________________________
Source: Company Proxy Statement
-------------------------------------------------------------------------------

   BUSINESS: Designs, manufactures, and sells conveying and processing systems and souvenir novelty and gift items

   ACCOUNTANTS: Coopers & Lybrand LLP




------------------------------------------------------------------------------------
TCC Industries, Inc. . April 29, 1997    (C)1997, Institutional Shareholder Services
KELLY CREAN, SENIOR ANALYST                                      Phone: 301/718-2255

INSTITUTIONAL
SHAREHOLDER
SERVICES                                                                 PAGE 3
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         CORPORATE GOVERNANCE PROFILE
--------------------------------------------------------------------------------
GOVERNANCE PROVISIONS
================================================================================
Blank check preferred stock (Charter)

Poison pill with sunset provision greater than two years (Adopted:
April 23, 1991)

Board vacancies may only be filled by remaining directors


================================================================================
GOVERNANCE MILESTONES
================================================================================
Declassification of board


================================================================================
SEVERANCE AGREEMENTS
================================================================================
Golden parachute executive severance agreements triggered by a change in control

Change-in-control provisions in executive stock option or other compensation plans


================================================================================
STATE STATUTES: Texas
================================================================================
None

--------------------------------------------------------------------------------

------------------------------------------------------------------------------------
TCC Industries, Inc. . April 29, 1997    (C)1997, Institutional Shareholder Services
KELLY CREAN, SENIOR ANALYST                                      Phone: 301/718-2255

INSTITUTIONAL
SHAREHOLDER
SERVICES                                                                 PAGE 4
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               DIRECTOR PROFILES
--------------------------------------------------------------------------------
        Name                    Classification          Term    Dir.     No
                                                        Ends    Since   Stock
================================================================================
MANAGEMENT NOMINEES

William E. Callahan                   IO                1998    1980

Ed R. L. Wroe, Jr.                    IO                1998    1960

DISSIDENT NOMINEES

Walter A. DeRoeck                     NA

Robert Thomajan                       NA

CONTINUING DIRECTORS

Frank W. Denius/1/                    I                 1998    1993

J. Patrick Kaine                      IO                1999    1995

W. Grogan Lord/2/                     AO                1998    1958

Lawrence W. Schumann                  I                 1999    1985
--------------------------------------------------------------------------------

   Classified board: No                         CEO as chairman: Yes

   Current nominees: 2                          Former CEO on board: Yes

------------------------------------------------------------------------------------
TCC Industries, Inc. . April 29, 1997    (C)1997, Institutional Shareholder Services
KELLY CREAN, SENIOR ANALYST                                      Phone: 301/718-2255

INSTITUTIONAL
SHAREHOLDER
SERVICES                                                                 PAGE 5
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                           COMPOSITION OF COMMITTEES
-------------------------------------------------------------------------------
        Audit         Type       Compensation       Type    Nominating     Type
-------------------------------------------------------------------------------
William E. Callahan   IO      William E. Callahan    IO

Frank W. Denius       I       Frank W. Denius        I

J. Patrick Kaine      IO      J. Patrick Kaine       IO

W. Grogan Lord        AO      Ed R.L. Wroe, Jr.      IO

Ed R.L. Wroe, Jr.     IO
-------------------------------------------------------------------------------

   Committee Name Assigned by Company:

   Audit: Audit Committee
   Compensation: Compensation Committee
   Nominating: None

------------------------------------------------------------------------------------
TCC Industries, Inc. . April 29, 1997    (C)1997, Institutional Shareholder Services
KELLY CREAN, SENIOR ANALYST                                      Phone: 301/718-2255

INSTITUTIONAL
SHAREHOLDER
SERVICES                                                                 PAGE 6
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                               CAPITAL STRUCTURE
--------------------------------------------------------------------------------
Capital Structure
--------------------------------------------------------------------------------
        Type of Shares     Votes                Authorized             Shares
                            per                   Shares             Outstanding
                           Share

Common Stock                1.00                10,000,000             2,762,115
--------------------------------------------------------------------------------
Ownership Information
--------------------------------------------------------------------------------
Beneficial Owner                                              Total Voting Power

Officers & Directors                                                      10.60%

Institutions                                                              14.37%

__________________
Sources: Proxy Statement, CDA Investment Technologies
--------------------------------------------------------------------------------


     Subsequent to the release of our original analysis for TCC Industries, Inc., dated April 11, 1997, a dissident shareholder group, the TCC Industries Shareholders Committee, is soliciting proxies proposing its own slate of two directors for this annual meeting. The Committee's board nominees are Walter DeRoeck and Robert Thomajan. As of March 12, 1997, the dissident group held a 8.9-percent stake in TCC, but pledged to continue buying shares on the open market. In conducting its revised analysis, ISS held discussions with Mr. Thomajan and TCC CEO and Chairman Lawrence Schumann.

     BACKGROUND INFORMATION

     TCC is composed of two major operating units: the MEYER group, which designs and manufactures specialized bulk material conveying and processing equipment; and Allen-Lewis Manufacturing, Co., which designs and distributes souvenir and novelty gift items. In 1993, the company sold its wholly owned subsidiary, Comfort Supply, Inc., the exclusive distributor of Rheem air conditioning and heating equipment for a substantial portion of Texas and parts of Louisiana and Mexico. During 1992, Comfort accounted for $36.6 million of the company's $64 million in revenues.

     MANAGEMENT PROFILE

     Mr. Schumann has been the company's chairman and CEO since September 1992. He has been employed by the company since December 1979 and was named COO in April 1986 and president in May 1988. Mr. Schumann replaced Thomas Gaubert as chairman and CEO in 1992. Mr. Gaubert resigned his position with the company after being arrested on

------------------------------------------------------------------------------------
TCC Industries, Inc. . April 29, 1997    (C)1997, Institutional Shareholder Services
KELLY CREAN, SENIOR ANALYST                                      Phone: 301/718-2255

INSTITUTIONAL
SHAREHOLDER
SERVICES                                                                PAGE 7
--------------------------------------------------------------------------------

    federal thrift-fraud charges. Mr. Gaubert had been chairman since March 1985 and CEO since April 1986. Grogan Lord, a current director, had served as chairman of the company since its inception and as president and CEO from April 1984 to April 1986.

    The full board currently comprises two insiders, one affiliated outsider, and three independent outsiders. The Audit Committee comprises one insider, one affiliated outsider, and three independent outsiders. The Compensation Committee comprises one insider and three independent outsiders. There is no standing nominating committee.

     Four of the company's current directors have served on the board for a continuous period of at least 11 years, with a fifth (Frank Denius) appointed in May 1993 after previous service as a director from 1958 to 1985. The average length of service on the company's board for each current member is 21 years (including Mr. Denius's prior service) with the median level of service at 27 years. All of the company current directors are over the age of 71, excluding Mr. Schumann, with an average age of 75.2 years. Larry Marek, president of the company's Allen subsidiary, had served on the board from 1988 until 1993, when the size of the board was reduced to five members from seven members.

     1993 TRANSACTIONS

     During late 1992, TCC began working with Rauscher Pierce Refsnes, Inc., the company's investment banking firm, on assessing and developing financial strategies to increase shareholder value. As a result, the company effected a number of strategic alternatives aimed at strengthening the financial position of the company. On May 25, 1993, the company completed the sale of Comfort Supply for $4.02 million in cash. The sale resulted in a net gain of approximately $939,000. Prior to its sale, the company reported revenues from Comfort of $11.8 million during 1993.

     On May 28, 1993, the company and a group of its officers and directors purchased all of the outstanding shares of common stock (1,020,619 shares, or 28 percent of the company's then-outstanding shares) held by the River View Trust. The trust, formerly known as the Barbara Gaubert Trust, was established for the ex-wife and children of Mr. Gaubert. The company purchased 867,619 shares, while the remaining 153,000 shares were purchased by a limited partnership controlled by Messrs. Schumann, Marek, and William Callahan, a director of the company. The shares were purchased for $2.94, which represented a 17-percent discount from the "book value" but an 18-percent premium over the stock's trading price. As a result of the repurchase, the company's stock price soared to a 52-week high of $4.75 on June 4, 1994.

     Previously, WMG Industries, Inc., a company owned by Michael Gilley, had informed TCC that it had acquired an option to purchase all of the shares held by the River View Trust. As a condition of exercising the option, Mr. Gilley had requested that the board appoint

------------------------------------------------------------------------------------
TCC Industries, Inc. . April 29, 1997    (C)1997, Institutional Shareholder Services
KELLY CREAN, SENIOR ANALYST                                      Phone: 301/718-2255

INSTITUTIONAL
SHAREHOLDER
SERVICES                                                                 PAGE 8
-------------------------------------------------------------------------------

     himself and two other individuals to be named by him to the board of TCC. The option expired unexercised, and TCC began negotiations with the Trust to purchase the shares.

     Furthermore, the company conducted an additional share repurchase program during the latter part of 1993 and early 1994 whereby the company offered to purchase all (but not less than all) of the shares held by individual investors who owned less than 100 shares of common stock.

     Proxy Contest

     The TCC Shareholders Committee has launched the proxy contest in an effort to gain two of the six seats on the company's board. The dissidents protest the company's deteriorating financial performance, faltering share price, and lack of strategic direction. In early March 1997, the dissident group offered to terminate the proxy contest if TCC and management agreed to: i) appoint two individuals nominated by the Committee to the board (such individual did not have to include Messrs. DeRoeck and Thomajan); ii) appoint four nonvoting "advisory directors" to the company's board, with such directors receiving no compensation from the company; iii) repeal the company's classified board structure and provide for the immediate election of all board members; and iv) remove Mr. Schumann from his positions.

     In response to the dissident's demands, the TCC board voted to phase out the company's classified board structure. The company also offered to increase the size of the board by one seat and appoint Mr. DeRoeck to the company's board. Based on the level of ownership of the dissident group, the one board seat (representing 14 percent of the board composition) would be in excess of the dissident group's ownership position of 8.9 percent. However, the board determined not to remove Mr. Schumann from office or appoint the four advisory members to the company's board.

     The Committee rejected management's counter-offer, noting that the one seat offered by the board would provide no assurance that their concerns would be heard. The dissident director would need an additional voice of support to "second" any motion of business. Furthermore, the dissidents noted that the company would not provide assurance that their director would be renominated in subsequent years. Therefore, the seat could have been a one-year appeasement as opposed to a viable commitment to listen to the dissident's concerns. In lieu of reaching a compromise, the dissidents determined to continue their efforts to gain two seats to the company's board via a proxy solicitation.

     Dissidents' Position

     The dissidents claim that the company has had "an appalling record of performance under the leadership of the current board of directors and its management." The Committee

--------------------------------------------------------------------------------

------------------------------------------------------------------------------------
TCC Industries, Inc. . April 29, 1997    (C)1997, Institutional Shareholder Services
KELLY CREAN, SENIOR ANALYST                                      Phone: 301/718-2255

INSTITUTIONAL
SHAREHOLDER
SERVICES                                                                PAGE 9
--------------------------------------------------------------------------------

     indicates that the revenues, net income, net income from operations, and overall financial condition of the company have been steadily decreasing over the past seven years, particularly over the last three years. This has resulted in increasing net losses in each of the last three years, a deterioration of the company's market capital, and a significant reduction in the company's stock price. Concurrently, the company's revenues have decreased by 26.5 percent since 1990, with a decrease in six of the last seven years. The Committee also notes that assets and shareholder equity positions have also decreased significantly over the past seven years. These operational difficulties have adversely impacted the company's stock price, as the current trading price of $1.50 is well below the estimated book value of $4.17 per share. The Committee asserts that while the book value, cash position, and working capital positions appear favorable, all three measures have decreased over the past three years. The Committee also claims that the company's stock price was floundering until the dissident members began purchasing shares on the open market.

     The Committee has also expressed concerns over the company's lack of strategic focus. The Committee notes that over the past five years, the company has implemented various strategic directions, all of which failed to increase shareholder value. Particularly, the dissidents cite the company's waffling of strategic direction between focusing on internal growth, seeking the acquisition of other related businesses, implementing new marketing strategies, and cutting administrative and operating costs. Concurrent with these programs, the Committee notes that TCC attributes some of its difficulties to a softening market for the company's products and services. It counters, however, that there are companies operating in the same industries as TCC which have not experienced such drastic reductions in performance and have performed well in their industries.

     The Committee believes that the efforts of TCC's current board and management have been inadequate and that management has not been focusing on the issues of the company. According to the dissidents, the board is "quite elderly" and many directors have continued to serve on the board despite the company's deteriorating financial position. The dissident group believes that there needs to be "fresh air and light" interjected into the boardroom and that the board should address the issue of why the company is losing money.

     The dissident group further criticizes the board's compensation practices. Specifically, the Committee notes that in January 1997, the company amended Mr. Schumann's and Mr. Marek's employment agreements to double the size of their severance packages in the event of their termination of employment following a change in control. The Committee claims that during 1996, TCC contributed $121,000 to the profit-sharing plans of its management while the company recorded a net loss. Based on these practices, the dissidents believe that management and the board are too intent on protecting their own interests.


--------------------------------------------------------------------------------

------------------------------------------------------------------------------------
TCC Industries, Inc. . April 29, 1997    (C)1997, Institutional Shareholder Services
KELLY CREAN, SENIOR ANALYST                                      Phone: 301/718-2255

INSTITUTIONAL
SHAREHOLDER
SERVICES                                                                PAGE 10
--------------------------------------------------------------------------------

     DISSIDENTS' PLATFORM

     If elected to the board, the dissident will press TCC management and the four other board members to take action to increase shareholder value. The Committee intends to become responsive to shareholder concerns and undertake a comprehensive review of the company's business and use of capital. Mr. DeRoeck has indicated his interest in purchasing up to 25 percent of the company's outstanding shares and has stated that the company should make prompt use of its net operating loss carry-forwards to gain tax benefits that will allow the company to grow at a faster rate. Mr. DeRoeck has urged the company to place a greater amount of executive compensation at risk, with the risk rewarded upon the achievement of material appreciation in the company's stock price and operating income.

     The Committee remains committed to bringing in new directors and management (including the replacement of Mr. Schumann). If it is successful in its bid to gain control of two board seats and get management to refocus its strategic efforts, the group will seek the additional two seats to be available at the 1998 annual meeting. If the Committee is unsuccessful in 1997, it will renew its campaign in 1998.

     MANAGEMENT'S POSITION

     TCC management attributes the company's earnings shortfall over the past three years to a softening market for the company's products. Management notes that over the past three years, the company has taken steps to expand the company's business through both internal measures and strategic acquisitions. Specifically, the company has evaluated a number of potential acquisition opportunities, but none have been compatible with current operations. The company has continually expressed its intent to focus only in areas where it has expertise and not to "just buy anything." In response to the Comfort Supply divestiture, management asserts that it chose to divest the subsidiary primarily due to the negative margins, limited geographic focus of the subsidiary, and substantial overhead cost.

     Management further states that the company has taken a number of steps to increase shareholder value. For its MEYER group, the company has expanded the operations from a national to an international base, with distribution in many countries outside the United States. The company has been developing, testing, and designing new products, focusing on new markets, and venturing into new territories and industries. At its Allen-Lewis subsidiary, management contends that the company has moved from a regional to a national base, changed it executive management structure, and aligned itself to become one of the dominant players in its industries. In connection with these new strategic alternatives, the company has also implemented a significant cost-reduction program. During 1995 and 1996, expenses and overhead costs were reduced significantly while many


--------------------------------------------------------------------------------

------------------------------------------------------------------------------------
TCC Industries, Inc. . April 29, 1997    (C)1997, Institutional Shareholder Services
KELLY CREAN, SENIOR ANALYST                                      Phone: 301/718-2255

INSTITUTIONAL
SHAREHOLDER
SERVICES                                                                PAGE 11
--------------------------------------------------------------------------------

  duplicitous positions were eliminated. Although expenses for 1996 were higher than in 1995, the company notes that it incurred a substantial cost in connection with its increases sales and marketing efforts.

  The company has an ongoing relationship with Rauscher Pierce Refsnes, Inc., an investment banking firm. In June 1996, the company hired Rauscher to evaluate various strategic alternatives to increase shareholder value. In light of the company's inability to find a compatible business partner, TCC expanded the search to include the evaluation of a material acquisition of or merger with another company, the sale of all of part of the company, or a leveraged buyout by management and/or new investors. The company notes that it remains committed to distributing the cash proceeds to investors if both operating units of the company are sold. Management believes that its current nominees are the most qualified to direct the implementation of a viable strategic plan while aggressively directing the company resources.

  In response to the dissident's claims that the company is in poor financial shape, management argues that the price of TCC stock has increased by 160 percent over the last five-year period--more than double the performance of the S&P 500. Management believes the company is financially strong and notes that TCC's current cash position, working capital, and book value is $0.99 per share, $2.75 per share, and $4.17 per share, respectively. The company asserts that it has very little debt compared to its net worth. Management also contends that the dissident's measure of "income from continuing operation" is not an accurate measure of company performance and that the company has earned a profit of $3 million over the past seven years.

  TCC management believes there are several dangers in putting the dissident nominees on the board. Although they would form a minority of directors, the two nominees could be disruptive to the company's pursuit of its strategic alternatives. Management also questions the level of the Committee's experience in comparison to the company-designated nominees. Mr. Schumann does not believe that the age or length of service of the company's current directors is a deterrent to stellar performance, but contends that the experience and leadership of the company's nominees are advantageous to shareholder interests. Finally, management claims that the dissident group is not being forthright about its desire to gain control of the board so they can sell off the company's current units and reinvest the proceeds. Mr. Schumann notes that the dissidents have no real strategic plan for the company other than to replace him.

  CONCLUSION

  ISS believes that adequate time has passed for TCC's current management to improve shareholder value. Over the past five years, the company has effected a number of strategic decisions, all of which have failed to improve the company's performance. During


--------------------------------------------------------------------------------

------------------------------------------------------------------------------------
TCC Industries, Inc. . April 29, 1997    (C)1997, Institutional Shareholder Services
KELLY CREAN, SENIOR ANALYST                                      Phone: 301/718-2255

INSTITUTIONAL
SHAREHOLDER
SERVICES                                                                PAGE 12
--------------------------------------------------------------------------------

  Mr. Schumann's tenure as CEO, the company's operations have continued to falter with no significant improvements in sight. Furthermore, many of the company's current directors have served on the board for an extended period of time. TCC management defends the company's uninspired performance by its claim of working on a five-year plan to improve operations via a number of strategic alternatives.

  ISS believes that the company's decision to retain an outside financial advisor is appropriate. Shareholders should note that both the company and the dissident group are committed to continuing to work with Rauscher to improve the company's financial position. However, shareholders should also note that Rauscher was retained in 1993 to provide similar assistance to the company. Although the company's book value and cash position seem solid, a large portion of this cash came from the elimination of assets and the divestiture of TCC's largest operating subsidiary in 1993. Additionally, the market continues to express skepticism over the company's operations, as the current stock price is less than 36 percent of the estimated book value. In 1993, the company's stock price was driven to a 52-week high of $4.75 as a result of the company's repurchase of the River View Trust shares. Since that time, the stock price has plummeted by more than 215 percent. Furthermore, the $1.5 million net loss for 1996 is equivalent to roughly 36 percent of the company's current market value.

  We therefore conclude that a board shakeup is needed. Although the Committee will only control two out of six board seats, we believe it has relevant expertise to contribute to the company's business operations. Their nominees' election will serve to put pressure on the board to act on shareholders' behalf. Due to their minority position on the board, the dissident group cannot implement any strategic plan of action without receiving support from at least one other current board member. Because the Committee owns 8.9 percent of the company's outstanding common stock, shareholders have some assurance that its interests will be linked to increasing the value of the company. Contrary to current management's beliefs, the dissident group has stated that if the company's operating units are sold, shareholders will have the opportunity to receive a cash distribution prior to the company purchasing any unrelated business.

  In view of the contested board, ISS is revising its original analysis and recommending that shareholders amend their votes. We advise shareholders to complete the dissident GOLD proxy card, voting FOR the dissident nominees and FOR the reappointment of the auditors. A later dated GOLD proxy card will supersede any earlier vote made on management's WHITE proxy card. For shareholders who have not yet voted, discard management's WHITE proxy card and complete the dissident GOLD proxy card.


--------------------------------------------------------------------------------

------------------------------------------------------------------------------------
TCC Industries, Inc. . April 29, 1997    (C)1997, Institutional Shareholder Services
KELLY CREAN, SENIOR ANALYST                                      Phone: 301/718-2255

INSTITUTIONAL
SHAREHOLDER
SERVICES                                                                PAGE 13
--------------------------------------------------------------------------------

    MANAGEMENT PROPOSALS

[_] ITEM 1: ELECT DIRECTORS

    This proposal seeks election of two directors to serve one-year terms. Effective in 1997, the board amended the company bylaws to eliminate the classified board structure. Beginning in 1997, the company will phase out the staggered three-year terms for directors. Current directors will continue to serve until the expiration of their term. Therefore, two of the six directors will be standing for election in 1997, four of the six will be standing for election in 1998, and all six directors will be standing for reelection in 1999.

    We recommend that shareholders use the dissident GOLD proxy card and vote FOR the dissident slate.

[_] ITEM 2: RATIFY AUDITORS

    We maintain our earlier recommendation that shareholders vote FOR the auditors using the dissident GOLD card.

    DISSIDENT PROPOSALS

[_] ITEM 1: ELECT DIRECTORS (OPPOSITION SLATE)

    We recommend that shareholders vote FOR the dissident slate on the GOLD proxy card.

[_] ITEM 2: RATIFY AUDITORS

    We maintain our earlier recommendation that shareholders vote FOR the auditors using the dissident GOLD card.


                           ------------------------

                             TCC Industries, Inc.
                              816 Congress Avenue
                                  Suite 1250
                              Austin, Texas 78701
                                (512) 320-0976

------------------------------------------------------------------------------------
TCC Industries, Inc. . April 29, 1997    (C)1997, Institutional Shareholder Services
KELLY CREAN, SENIOR ANALYST                                      Phone: 301/718-2255

INSTITUTIONAL
SHAREHOLDER
SERVICES                                                                PAGE 14
--------------------------------------------------------------------------------

  COMPANY SOLICITOR: CORPORATE INVESTOR COMMUNICATIONS, INC. (201) 896-1900

  SHAREHOLDER PROPOSAL DEADLINE: November 23, 1997

  This proxy analysis has not been submitted to, or received approval from, the Securities and Exchange Commission. While ISS exercised due care in compiling this analysis, we make no warranty, express or implied, regarding the accuracy, completeness, or usefulness of this information and assume no liability with respect to the consequences of relying on this information for investment or other purposes.

  ENDNOTES
  1. Mr. Denius is secretary of the company. Source: TCC Industries, Inc., 1997 Proxy Statement, p.7.
  2. Mr. Lord served as the company's chairman and CEO until 1986. Source: TCC Industries, Inc., 1995 Proxy Statement.

------------------------------------------------------------------------------------
TCC Industries, Inc. . April 29, 1997    (C)1997, Institutional Shareholder Services
KELLY CREAN, SENIOR ANALYST                                      Phone: 301/718-2255